APPENDIX A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

WELLS FARGO FUNDS TRUST

Adjustable Rate Government Fund

Asia Pacific Fund

California Limited-Term Tax-Free Fund

California Municipal Money Market Fund

California Tax-Free Fund

Capital Growth Fund

Cash Investment Money Market Fund

Colorado Tax-Free Fund

Common Stock Fund

Conservative Allocation Fund1

Conservative Income Fund2

Discovery Fund

Diversified Capital Builder Fund

Diversified Income Builder Fund

Diversified International Fund

Emerging Markets Equity Fund

Emerging Markets Equity Income Fund

Endeavor Select Fund

Enterprise Fund

Global Opportunities Fund

Government Money Market Fund

Government Securities Fund

Growth Balanced Fund

Growth Fund

Heritage Money Market Fund

High Income Fund

High Yield Bond Fund

High Yield Municipal Bond Fund

Income Plus Fund

Index Asset Allocation Fund

Intermediate Tax/AMT-Free Fund

International Equity Fund

Large Cap Growth Fund

Managed Account CoreBuilder Shares Series M

Minnesota Tax-Free Fund

Moderate Balanced Fund

Money Market Fund

Municipal Bond Fund

Municipal Cash Management Money Market Fund

Municipal Money Market Fund

National Tax-Free Money Market Fund

North Carolina Tax-Free Fund

Omega Growth Fund

Opportunity Fund

Pennsylvania Tax-Free Fund

Precious Metals Fund

Premier Large Company Growth Fund

Short Duration Government Bond Fund

Short-Term Bond Fund

Short-Term High Yield Bond Fund

Short-Term Municipal Bond Fund

Small Cap Value Fund

Small Mid/Cap Value Fund

Special Mid Cap Value Fund

Special Small Cap Value Fund

Strategic Income Fund

Strategic Municipal Bond Fund

Traditional Small Cap Growth Fund

Treasury Plus Money Market Fund

Ultra Short-Term Income Fund

Ultra Short-Term Municipal Income Fund

WealthBuilder Conservative Allocation Portfolio

WealthBuilder Equity Portfolio

WealthBuilder Growth Allocation

WealthBuilder Growth Balanced Portfolio

WealthBuilder Moderate Balanced Portfolio

WealthBuilder Tactical Equity Portfolio

Wisconsin Tax-Free Fund

100% Treasury Money Market Fund

1On November 7, 2012, the Board of Wells Fargo Funds Trust approved the liquidation of the Conservative Allocation Fund.  The liquidation will occur on or about May 24, 2013.

2On February 21, 2013 the Board of Wells Fargo Funds Trust approved the establishment of the Conservative Income Fund.  The fund is scheduled to become effective in the second quarter of 2013.

Most recent annual approval by the Board of Trustees:  March 29, 2013

Appendix A amended:  March 1, 2013

SCHEDULE A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO FUNDS TRUST

This fee agreement is made as of the 27th day of March, 2009, and is amended as of the 29th day of March, 2013, by and between Wells Fargo Funds Management, LLC (the “Adviser”) and Wells Capital Management Incorporated (the “Sub-Adviser”); and

            WHEREAS, the parties and Wells Fargo Funds Trust (the “Trust”) have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a “Fund” and collectively the “Funds”).

            WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

            NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the annual rates described in this Schedule A to Appendix A for each Fund listed in Appendix A.

            The Sub-Adviser shall receive a fee as described in this Schedule A to Appendix A of the assets of the Conservative Allocation Fund, Growth Balanced Fund and Moderate Balanced Fund and from each WealthBuilder Portfolio for providing services with respect to which Master Trust Portfolios (or, in the case of the WealthBuilder Portfolios, other unaffiliated funds) these Funds will invest in and the percentage to allocate to each Master Portfolio or unaffiliated fund in reliance on Section 12(d)(1)(G) under the Act, the rules thereunder, or order issued by the Commission exempting the Fund from the provisions of Section 12(d)(1)(A) under the Act (a “Fund of Funds structure”).

The net assets under management against which the foregoing fees are to be applied are the net assets as of the first business day of the month.  If this fee agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this agreement is in effect shall be subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.  If the determination of the net asset value is suspended as of the first business day of the month, the net asset value for the last day prior to such suspension shall for this purpose be deemed to be the net asset value on the first business day of the month.

SCHEDULE A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO FUNDS TRUST

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Adjustable Rate Government Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Asia Pacific Fund	First 100M Next 100M Over 200M	0.65 0.55 0.45
California Limited-Term Tax-Free Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
California Municipal Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
California Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Capital Growth Fund[1]	First 100M Next 100M Next 300M Over 500M	0.35 0.30 0.20 0.15
Cash Investment Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Colorado Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Common Stock Fund	First 100M Next 100M Over 200M	0.45 0.40 0.30
Conservative Allocation Fund[2]	First 250M Over 250M	0.10 0.05
Conservative Income Fund[3]	First 100M Next 200M Over 300M	0.10 0.08 0.05
Discovery Fund	First 100M Next 100M Over 200M	0.45 0.40 0.35
Diversified Capital Builder Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
Diversified Income Builder Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
Diversified International Fund	First 200M Over 200M	0.45 0.40
Emerging Markets Equity Fund	First 100M Next 100M Over 200M	0.65 0.55 0.45
Emerging Markets Equity Income Fund	First 100M Next 100M Over 200M	0.65 0.55 0.45
Endeavor Select Fund[4]	First 100M Next 100M Next 300M Over 500M	0.35 0.30 0.20 0.15
Enterprise Fund	First 100M Next 100M Over 200M	0.45 0.40 0.30
Global Opportunities Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Government Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Government Securities Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Growth Balanced Fund	First 250M Over 250M	0.10 0.05
Growth Fund[5]	First 100M Next 100M Next 300M Over 500M	0.45 0.40 0.30 0.20
Heritage Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
High Income Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
High Yield Bond Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
High Yield Municipal Bond Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
Income Plus Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Index Asset Allocation Fund	First 100M Next 100M Over 200M	0.15 0.125 0.10
Intermediate Tax/AMT-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
International Equity Fund	First 200M Over 200M	0.45 0.40
Large Cap Growth Fund[6]	First 100M Next 100M Next 300M Over 500M	0.35 0.30 0.20 0.15
Managed Account CoreBuilder Shares Series M	0.00
Minnesota Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Moderate Balanced Fund	First 250M Over 250M	0.10 0.05
Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Municipal Bond Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Municipal Cash Management Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Municipal Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
National Tax-Free Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
North Carolina Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Omega Growth Fund[7]	First 100M Next 100M Next 300M Over 500M	0.45 0.40 0.30 0.20
Opportunity Fund[8]	First 100M Next 100M Over 200M	0.45 0.40 0.30
Pennsylvania Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Precious Metals Fund	First 100M Next 100M Over 200M	0.40 0.35 0.30
Premier Large Company Growth Fund[9]	First 100M Next 100M Next 300M Over 500M	0.35 0.30 0.20 0.15
Short Duration Government Bond Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Short-Term Bond Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Short-Term High Yield Bond Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
Short-Term Municipal Bond Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Small Cap Value Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Small Mid/Cap Value Fund	First 100M Next 100M Over 200M	0.45 0.40 0.35
Special Mid Cap Value Fund	First 100M Next 100M Over 200M	0.45 0.40 0.30
Special Small Cap Value Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Strategic Income Fund	First 100M Next 200M Next 200M Over 500M	0.30 0.25 0.20 0.15
Strategic Municipal Bond Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Traditional Small Cap Growth Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Treasury Plus Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Ultra Short-Term Income Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Ultra Short-Term Municipal Income Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
WealthBuilder Conservative Allocation Portfolio	0.15
WealthBuilder Equity Portfolio	0.15
WealthBuilder Growth Allocation Portfolio	0.15
WealthBuilder Growth Balanced Portfolio	0.15
WealthBuilder Moderate Balanced Portfolio	0.15
WealthBuilder Tactical Equity Portfolio	0.15
Wisconsin Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
100% Treasury Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01

1On March 29, 2013, the Board of Wells Fargo Funds Trust approved advisory fee changes for the Capital Growth Fund.  Effective May 1, 2013, the advisory fees will be:  First 100M 0.30%; Next 200M 0.275%; Next500M 0.25%; Over 800M 0.20%.

2On November 7, 2012, the Board of Wells Fargo Funds Trust approved the liquidation of the Conservative Allocation Fund.  The liquidation will occur on or about May 24, 2013.

3On February 21, 2013 the Board of Wells Fargo Funds Trust approved the establishment of the Conservative Income Fund.  The fund is scheduled to become effective in the second quarter of 2013.

4On March 29, 2013, the Board of Wells Fargo Funds Trust approved advisory fee changes for the Endeavor Select Fund.  Effective May 1, 2013, the advisory fees will be:  First 100M 0.30%; Next 200M 0.275%; Next500M 0.25%; Over 800M 0.20%.

5On March 29, 2013, the Board of Wells Fargo Funds Trust approved advisory fee changes for the Growth Fund.  Effective May 1, 2013, the advisory fees will be:  First 100M 0.45%; Next 100M 0.40%; Next 300M 0.35%; Over 500M 0.30%.

6On March 29, 2013, the Board of Wells Fargo Funds Trust approved advisory fee changes for the Large Cap Growth Fund.  Effective May 1, 2013, the advisory fees will be:  First 100M 0.30%; Next 200M 0.275%; Next500M 0.25%; Over 800M 0.20%.

7On March 29, 2013, the Board of Wells Fargo Funds Trust approved advisory fee changes for the Omega Growth Fund.  Effective May 1, 2013, the advisory fees will be:   First 100M 0.45%; Next 100M 0.40%; Next 300M 0.35%; Over 500M 0.30%.

8On March 29, 2013, the Board of Wells Fargo Funds Trust approved advisory fee changes for the Opportunity Fund.  Effective May 1, 2013, the advisory fees will be:  First 100M 0.45%; Next 100M 0.40%; Next 300M 0.35%; Over 500M 0.30%.

9On March 29, 2013, the Board of Wells Fargo Funds Trust approved advisory fee changes for the Premier Large Company Growth Fund.  Effective May 1, 2013, the advisory fees will be:  First 100M 0.35%; Next 100M 0.325%; Next 300M 0.30%; Over 500M 0.275%.

Most recent annual approval by the Board of Trustees:  March 29, 2013

Schedule A amended:  March 29, 2013

The foregoing fee schedule is agreed to as of March 29, 2013 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS MANAGEMENT, LLC

By: _________________________________________

            Andrew Owen

            Executive Vice President

WELLS CAPITAL MANAGEMENT INCORPORATED

By: _________________________________________

            Karen Norton

            Chief Operating Officer